Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED MARCH 31, 2014

HONOLULU, HAWAII, May 8, 2014 -- Barnwell Industries, Inc. (NYSE MKT: BRN) today reported net losses of $285,000 ($0.03 per share) and $1,274,000 ($0.15 per share) for the three and six months ended March 31, 2014, respectively, as compared to net losses of $2,944,000 ($0.36 per share) and $5,690,000 ($0.69 per share) for the three and six months ended March 31, 2013, respectively.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “The loss for the quarter ended March 31, 2014 decreased significantly as last year’s quarter included a $2,179,000 reduction of the carrying value of our oil and natural gas properties while this year’s quarter had no reduction in carrying value.  Also improving the results for the three months ended March 31, 2014 as compared to last year’s three months ended March 31, 2013 were decreased oil and natural gas operating expenses due to $696,000 in soil contamination remediation costs in the prior year’s period while there were none in the current period and natural gas, oil and natural gas liquids price increases of 77%, 13% and 11% in this current quarter as compared to a year ago.

“The loss for the six months ended March 31, 2014 decreased as compared to the six months ended March 31, 2013 as last year’s six months included a $4,506,000 reduction of the carrying value of our oil and natural gas properties as compared to no reduction in carrying value in the current period, the aforementioned $696,000 in operating costs in the prior year’s six months and higher prices for all petroleum products in the current period.

“During the six months ended March 31, 2014 the Company invested $5,140,000 in real estate development partnerships with interests on the Kona Coast of the Big Island of Hawaii and $2,261,000 in oil and gas exploration and development and sold its Mantario oil property for $2,726,000, subject to final customary adjustments to the purchase price.

“Significantly, in late April and early May, the Company closed two transactions for the sale of oil and natural gas properties for a preliminary combined sales price of approximately $10,560,000, subject to customary post closing adjustments to the purchase price.  These two transactions will be reported in the Company’s quarter ending June 30, 2014.  Additionally, on April 29, 2014 Barnwell’s credit facility at Royal Bank of Canada was amended and renewed through April 2015.  The amendment, among other things, decreased the credit facility to $11,800,000 Canadian dollars from $20,000,000 Canadian dollars due in part to the decrease in security resulting from the sales of oil and natural gas properties noted above.  Also, a recent real estate sale at Kaupulehu occurred subsequent to our second quarter-end and generated $300,000 in percentage payments to the Company’s 77%-owned partnership which will be recognized in the quarter ending June 30, 2014.

“These improved operating results, recent transactions, property sales and real estate sale together with Barnwell’s $7,163,000 in cash and cash equivalents and $2,571,000 in working capital at March 31, 2014, provides the Company with significant liquidity to fund future oil and natural gas property acquisitions, reduce debt and other corporate opportunities.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2014	2013	2014	2013

Revenues	$ 7,833,000	$ 6,769,000	$ 15,034,000	$ 13,320,000

Net loss	$ (285,000)	$ (2,944,000)	$ (1,274,000)	$ (5,690,000)

Net loss per share – basic
and diluted	$ (0.03)	$ (0.36)	$ (0.15)	$ (0.69)

Weighted-average shares and
equivalent shares outstanding:
Basic and diluted	$ 8,277,160	8,277,160	$ 8,277,160	$ 8,277,160